EXHIBIT 10.9
AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT
This Amendment No. 1 to Convertible Promissory Note Purchase Agreement (this “Amendment”) is entered into as of October 6, 2023 (the “Effective Date”), by and among 4Front Ventures Corp., a British Columbia corporation (the “Company”) and Navy Capital Green Fund, LP, a Delaware limited partnership (the “Lead Investor”), Navy Capital Green Co- Invest Fund, LLC, a Delaware limited liability company (“Navy Co-Invest”) and HI 4Front, LLC, a Delaware limited liability company (“HI 4Front” and, together with the Lead Investor and Navy Co-Invest, the “Investors”). Reference is made to that certain Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”), dated as of August 6, 2021, by and among the Company and the Investors. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement. To the extent set forth herein, this Amendment also modifies the terms and conditions of the existing Notes.

Recitals

WHEREAS, pursuant to the terms of each Note, a payment of interest is due to each Investor on the date hereof and the Company has requested that such interest payment (with respect to each Investor, its “Deferral Amount”) be deferred and, subject to the terms and conditions set forth herein, the Investors are willing to agree to the same;
WHEREAS, Section 6.1 of the Purchase Agreement provides that the Purchase Agreement may be amended with the written consent of (a) the Company and (b) the Investors (collectively, the “Requisite Consent”);
Whereas, the Notes may be amended by the Requisite Consent in accordance with Section 8(b) of each such Note; and
NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Deferral. For the period of October 6, 2023 through October 6, 2024 (the “Deferral Period”), payment of the Deferral Amount shall be deferred and, subject to the following, shall only be due and payable by the Company on the earlier to occur of (x) the Maturity Date and (y) such sooner date when the Outstanding Balance is due and payable under the terms of Section 1(a) of each Note. The parties agree that the applicable Deferral Amount shall be part of the “unpaid principal balance” and the “Outstanding Balance” for all purposes under each Note (including, for the avoidance of doubt, calculating the interest payable thereunder).
2.Amendments to Purchase Agreement.
(a)The preamble of Exhibit A of the Purchase Agreement (and each Note) is hereby amended from and after the date hereof to delete all references to “six percent (6%)” and replace the same with “ten percent (10%),” it being intended that the Outstanding Balance of each Note accruing during the Deferral Period (and, if the Notes are not timely repaid, thereafter) shall accrue simple interest at a rate of ten percent (10%) per annum, calculated daily, computed on the basis of the actual number of days elapsed and a year of 365 days.

1.

NYC#: 490641.2

EXHIBIT 10.9
(b)The definition of the Conversion Price set forth in Section 7 of Exhibit A of the Purchase Agreement (and each Note) is hereby amended and modified as follows:
““Conversion Price” means a price per share equal to US$0.23 as may be adjusted from time to time pursuant to Section 5(b) hereof.”
3.Estoppel. The Company acknowledges and agrees that, as of the Effective Date, (i) each Transaction Document is in full force and effect and remains valid, binding and enforceable in its terms (and the Company has no defenses or offsets to the same), (ii) each representation and warranty of the Company contained in the Purchase Agreement or any other Transaction Document is true, correct and complete, and (iii) no Event of Default (or event which would constitute an Event of Default upon the passage of time) has occurred or is continuing. Nothing contained herein shall waive, amend or modify the Company’s obligation to repay in full the Outstanding Balance (including the Deferral Amount and all accrued and unpaid interest thereon), on the Maturity Date (or such sooner date on which the Outstanding Balance would otherwise become due and payable pursuant to Section 1(a) of each Note).
4.Effect. The Purchase Agreement, as amended hereby, remains in full force and effect. Except as amended by this Amendment, the Purchase Agreement is not amended or modified.
5.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
6.Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.
[Signature Pages Follow]

2.

NYC#: 490641.2

EXHIBIT 10.9
DocuSign Envelope ID: E8B7C044-7CEE-47AD-81BA-F620F7352453

The parties have executed this Amendment as of the date first written above.

COMPANY:
4Front Ventures Corp.

By:      Name: Leo Gontmakher
Title: CEO

INVESTORS:

NAVY CAPITAL GREEN FUND, LP

By:      Name: Sean Stiefel
Title: CEO, Navy Capital Green Management, LLC, its Investment Advisor

NAVY CAPITAL GREEN CO-INVEST FUND, LLC

By:      Name: Sean Stiefel
Title: CEO, Navy Capital Green Management, LLC, its Investment Advisor
HI 4FRONT LLC

By:      Name:
Title:

NYC#: 490641.2

EXHIBIT 10.9
The parties have executed this Amendment as of the date first written above.

COMPANY:
4Front Ventures Corp.

By:
Name: Karl Chowscano
Title: Authorized Signatory

NYC#: 490641.2

EXHIBIT 10.9

INVESTORS:

NAVY CAPITAL GREEN FUND, LP

By:      Name: Sean Stiefel
Title: CEO, Navy Capital Green Management, LLC, its Investment Advisor

NAVY CAPITAL GREEN CO-INVEST FUND, LLC

By:      Name: Sean Stiefel
Title: CEO, Navy Capital Green Management, LLC, its Investment Advisor
HI 4FRONT LLC

By:
Name: Loren Rosenman
Title: Authorized Signatory

NYC#: 490641.2